EXHIBIT 4.1

[IF THIS NOTE IS TO BE A GLOBAL SECURITY, INSERT:]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SHIRE ACQUISITIONS INVESTMENTS IRELAND DAC

1.900% Senior Notes due 2019

Up to U.S. $3,300,000,000

CUSIP: 82481L AA7
ISIN: US82481LAA70

No. _______	$_______

SHIRE ACQUISITIONS INVESTMENTS IRELAND DAC, a designated activity company organized and existing under the laws of Ireland (hereinafter called the “Company,” which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or its registered assigns, [the principal sum of $__________]1 on September 23, 2019 (such date is hereinafter referred to as the “Maturity Date”), and to pay interest thereon from September 23, 2016 or from the most recent Interest Payment Date to which interest has

______________________

1       USE THE FOLLOWING LANGUAGE INSTEAD FOR GLOBAL NOTES: [the principal sum as set forth in the Schedule of Increases or Decreases In Note attached hereto]

been paid or duly provided for, semi-annually in arrears on March 23 and September 23 of each year (each, an “Interest Payment Date”), commencing March 23, 2017, to the Persons in whose names the Notes are registered at the close of business on the March 8 or September 8 (whether or not a Business Day), respectively, immediately prior to each Interest Payment Date (each, a “Record Date”) (provided that the interest due on the Maturity Date or a Redemption Date (in each case, whether or not an Interest Payment Date) of a Note of this series will be paid to the Person to whom principal of such Note is payable), at the rate of 1.900% per annum, until the principal hereof is paid or duly provided for or made available for payment.

The amount of interest payable for any full semi-annual Interest Period will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual Interest Period will be calculated on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date will be postponed to the next succeeding day which is a Business Day (and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date). The term “Business Day” means any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in the City of New York, New York.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name the relevant Notes, or any predecessor Notes, are registered at the close of business on the Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date or a Redemption Date (in each case, whether or not an Interest Payment Date) of a Note of this series will be paid to the Person to whom principal of such Note is payable.

Payment of the principal of and premium, if any, and interest on, and any Additional Amounts with respect to, this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, which shall initially be the Principal Office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment, provided that the paying agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on a Redemption Date or the Maturity Date).

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SHIRE ACQUISITIONS INVESTMENTS IRELAND DAC

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated: ____________

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee By: Deutsche Bank National Trust Company

By:
Authorized Signatory

REVERSE OF NOTE

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of September 23, 2016, between the Company, Shire plc (“Shire”) and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as amended and supplemented by the First Supplemental Indenture, dated as of September 23, 2016, between the Company, Shire and the Trustee (the “First Supplemental Indenture,” and the Base Indenture as supplemented by the First Supplemental Indenture, the “Indenture”), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, Shire and the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $3,300,000,000.

All terms used but not defined in this Note that are defined in the Indenture shall have the meaning assigned to them in the Indenture.

Except as otherwise may be specified in the Indenture, at any time and from time to time, the Company shall have the right to redeem the Notes of this series, in whole or in part, at its option, at a redemption price equal to the greater of:

(i)            100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date; and

(ii)            the sum of the present values of the remaining scheduled payments of principal and interest in respect of the Notes to be redeemed (not including any portion of the interest accrued to, but excluding, the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 15 basis points, plus accrued and unpaid interest to, but excluding, the Redemption Date. The Treasury Rate shall be calculated on the third Business Day immediately preceding the Redemption Date.

The term “Optional Redemption Price” means, with respect to any redemption of Notes of this series, the redemption price for such Notes set forth in the preceding paragraph; and the term “Redemption Date” means, with respect to any redemption of Notes of this series, the date fixed for such redemption pursuant to the Indenture and the Notes.

The Company shall mail (or otherwise deliver in accordance with the applicable procedures of the Depositary) notice of any redemption to the registered holders of the Notes of this series to be redeemed at least 30 and not more than 60 days prior to the Redemption Date. The Company shall notify the Trustee at least five Business Days prior to mailing such notice to holders. If less than all of the Notes are to be redeemed pursuant to the preceding paragraphs, the Trustee shall select the Notes to be redeemed on a pro rata basis to the extent practicable or, to the extent that selection on a pro rata basis is not practicable for any reason, by such other method as the Trustee shall deem appropriate or as required by the applicable procedures of the Depositary. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption. The Optional Redemption Price for any Notes of this series to be redeemed shall be paid prior to 12:00 noon, New York City time, on the Redemption Date or at such later time as is then permitted by the rules of the Depositary for the related Notes (if then registered as a Global Note); provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price for the Notes of this series to be redeemed by 11:00 a.m., New York City time, on the date such Optional Redemption Price is to be paid.

In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof. Except as set forth in the preceding paragraphs and in Article 3 and Section 9.03 of the First Supplemental Indenture, the Company may not redeem the Notes of this series at its option prior to the Maturity Date.

The Notes are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for discharge of the Indenture and defeasance of the obligations of the Company at any time upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Notes of this series.

Upon the occurrence of a Change of Control Triggering Event, the Company shall make a Change of Control Offer in accordance with Section 9.01 of the Supplemental Indenture.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and Shire and the rights of the holders of the Notes at any time by the Company, Shire and the Trustee, with the consent of the holders of a majority in the aggregate principal amount of the Notes of all series affected thereby at the time outstanding, voting as a single class. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Notes of a series at the time outstanding, on behalf of the holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, except as provided for in Section 2.04 of the First Supplemental Indenture. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish a copy of the Indenture to any holder upon written request and without charge.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee) and irrevocably appoints as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date: _____

Signature:

Signature Guarantee: __________

(Sign exactly as your name appears on the other side of this Note)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 9.01 of the First Supplemental Indenture, check the box:  ☐

If you want to have only part of the Note purchased by the Company pursuant to Section 9.01 of the First Supplemental Indenture, state the amount you elect to have purchased:

$

(minimum denominations of $2,000 and multiples of $1,000)

Date:

Your Signature:
(Sign exactly as your name
appears on the face of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $[____]. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized signatory of Trustee